Exhibit 99.1

Vivos Therapeutics Agrees to Acquire Minority Stake in SOD Sciences and 50% Interest in Proprietary Pseudohypoxia Test

Transaction Expected to Increase Stockholders’ Equity; Opens Potential Collaboration Opportunities From New Strategic Alliances

LITTLETON, Colo., October 15, 2026 — Vivos Therapeutics, Inc. (“Vivos” or the “Company”) (Nasdaq: VVOS), a medical device and healthcare services company focused on developing and commercializing diagnostic and treatment methods for patients with obstructive sleep apnea (“OSA”) and other health conditions related to breathing and sleep disorders, today announced that it has entered into a definitive Mutual Stock Purchase and Asset Exchange Agreement to acquire an 11% fully diluted equity interest in SOD Sciences, Inc. and a 50% undivided co-ownership interest in SOD’s proprietary pseudohypoxia early-warning test, in exchange for 12,000 shares of newly created Series C Convertible Preferred Stock with an aggregate stated value of $12 million. Closing is subject to customary conditions, including auditor concurrence, consent of the holder of the Company’s Series B Non-Convertible Preferred Stock, and Nasdaq notification, and is expected to occur on or about October 15, 2026. The agreement opens the door for potentially important collaboration and research opportunities with the Cleveland Clinic in Weston, Florida, and a marketing relationship with American Health Associates (AHA), a national medical services provider to patients housed in approximately 3,000 assisted living and nursing home facilities across 25 states.

No cash consideration is payable under the agreement. The Company believes the transaction, if closed and if the preferred stock is classified in permanent stockholders’ equity as anticipated, would increase reported stockholders’ equity and support the Company’s efforts to regain compliance with Nasdaq rules. In the event the Company clears that milestone, management intends to seek to raise sufficient capital to continue expanding operations in its efforts to achieve its near-term objectives of positive cash flow and profitability in early 2027. Any determination of compliance remains subject to Nasdaq’s assessment.

Vivos Chairman and CEO R. Kirk Huntsman stated, “We have been working on this transaction for months and believe the total value accretion to Vivos has the potential to far exceed the immediate dilution from the issuance of the preferred shares. Upon closing, we expect to pursue collaboration efforts contemplated by SOD’s existing relationship with Cleveland Clinic Weston and with American Health Associates, subject to negotiation and execution of definitive agreements and satisfaction of applicable regulatory and clinical requirements. It is contemplated that Vivos will retain 80% of the contribution margin on sales of Vivos products through those channels, and that the parties will share contribution margin 50/50 on sales of the jointly owned test. That relationship is expected to be solidified in the coming weeks and underway in early 2027, potentially leading to significant new and recurring revenue and high margins opportunities.”

“Sleep apnea is not just a breathing problem. It is a cellular oxygen problem, and the cell remembers,” said Joseph M. Salvani, Chief Executive Officer of SOD Sciences. “The pseudohypoxia signature tells a patient that their cells have been primed for chronic disease, and ReBalU potentially gives them a way to measure it, treat it, and assess change. Vivos has the patients, the FDA-cleared devices, and the home oxygen test. We have the protocol, the channels, and the science. Together we believe we can turn sleep medicine into an early warning system for chronic disease in America.”

Channel Relationships

SOD holds a Memorandum of Understanding with Cleveland Clinic Weston that contemplates an IRB-approved study comparing Vivos’ FDA-cleared CARE oral appliances with CPAP for intermittent hypoxia and a potential commercial program relating to existing CPAP patients. This agreement potentially brings that channel, and the AHA national network directly to Vivos. No assurance can be given that definitive agreements will be executed or that any commercial activity will result.

Economics of the Test

The test pairs SOD’s ReBalU genotype and biomarker panel with a measurement of nocturnal oxygen desaturation and recovery. Vivos’ at-home oxygen desaturation and re-emergence test is a potentially synergistic instrument for that measurement. The result identifies individuals whose cells carry the pseudohypoxia signature of priming for further chronic disease, including cancer, while there is still time to act.

The agreement gives Vivos a 50% undivided co-ownership interest in the test and related intellectual property and a contractual right to 50% of the contribution margin on sales of the jointly owned test through any channel. Separately, Vivos will hold at least an 11% fully diluted equity interest in SOD Sciences. These interests are distinct: the test participation is governed by the commercial arrangements, while the minority stake represents ownership in SOD.

Following closing, the parties will negotiate a joint marketing or distribution agreement and a separate agreement addressing marketing of the ReBalU Protocol to U.S. sleep-testing centers. Sleep testing services are expected to remain outside the joint marketing arrangements, and Vivos would retain the associated revenue. Contribution margin should not be equated with consolidated revenue, net income or cash flow.

Any revenue or margin from the test or related products will depend on clinical validation, regulatory status, channel execution, testing volume, realized pricing, and the costs allocated under the agreements. Establishing the clinical utility of the test is a central requirement for the opportunity. The announcement does not establish that the test predicts cancer or future chronic disease, or that ReBalU prevents those conditions. Vivos’ oral-appliance FDA clearances do not extend to this test.

“Our aim is to build a commercial program whose clinical usefulness and operating performance can be measured,” said Joseph M. Salvani, Chief Executive Officer of SOD Sciences. “Combining our platform with Vivos’ capabilities creates a potential opportunity; validation and disciplined implementation will determine the results.”

Transaction Terms and Closing

Vivos will issue 12,000 shares of Series C Convertible Preferred Stock with an aggregate stated value of $12 million. The preferred stock is convertible into shares of common stock at a fixed conversion price of $0.15 per share, representing up to 80 million shares in the aggregate, subject to a 19.99% exchange cap pending stockholder approval and a 4.99% beneficial ownership limitation (waivable to 9.99%). Conversion above the exchange cap requires stockholder approval, which the Company intends to seek in connection with its next annual general meeting. The preferred stock has no redemption right, cash-settlement requirement or price-reset provision. No warrants are being issued, and no cash consideration is payable at closing.

The Company expects the preferred stock to be classified in permanent stockholders’ equity and the acquired interests to be recorded at fair value, subject to completion of a final valuation and concurrence of the Company’s independent registered public accounting firm. The Company expects an increase in reported stockholders’ equity that could support its efforts to regain compliance with Nasdaq’s minimum stockholders’ equity requirement. The amount of that increase and any determination of compliance remain subject to the applicable accounting review and Nasdaq’s assessment.

About Vivos Therapeutics

Vivos Therapeutics, Inc. (Nasdaq: VVOS) is a medical technology and healthcare services company focused on developing and commercializing innovative diagnostic and treatment methods for patients suffering from breathing and sleep issues arising from certain dentofacial abnormalities such as obstructive sleep apnea (OSA) and snoring in adults. Vivos’ devices have been cleared by the U.S. Food and Drug Administration (FDA) for adult patients diagnosed with all severity levels of OSA and moderate-to-severe OSA in children ages 6 to 17. For more information, visit www.vivos.com.

About SOD Sciences

SOD Sciences, Inc. is a precision-health company and the developer of the ReBalU Protocol, which combines genetic and biomarker testing with a nutrition-based program and follow-up testing. SOD is also developing applications of its platform related to pseudohypoxia.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding the satisfaction of the closing conditions and the timing and occurrence of the Closing; the expected benefits of the transaction with SOD; the negotiation and execution of the Joint Marketing Agreement, the Sleep Center Agreement and the definitive channel agreements with American Health Associates and Cleveland Clinic Weston; the anticipated accounting treatment of the transaction; the Company’s compliance with Nasdaq continued listing requirements; the proposed reverse stock split; and the stockholder approval to be sought under Nasdaq Listing Rule 5635(a). Words such as “expects,” “intends,” “believes,” “potential,” “contemplates” and similar expressions identify these statements.

These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the risk that the closing conditions are not satisfied and the transaction does not close; that the anticipated benefits of the transaction are not realized; that the definitive post-closing agreements are not executed on the anticipated terms or at all; that the Company’s independent registered public accounting firm or Nasdaq reaches conclusions different from those anticipated; that stockholder approval is not obtained; that clinical or regulatory requirements are not met; that dilution from conversion exceeds expectations; that the Company does not regain or maintain Nasdaq compliance; and the other risks described in the Company’s SEC filings, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and its other SEC filings. No assurance can be given that any anticipated commercial or financial benefits will be realized. Vivos undertakes no obligation to update forward-looking statements except as required by law.

Investor and Media Contacts

Vivos Therapeutics, Inc.

Investor Relations: investors@vivoslife.com